Exhibit 99.1

Gateway Energy Corporation

Director Letter of Resignation

August 27, 2004

To:  Phil Wilson, Chairman of the Board.

Sent: Friday, August 27, 2004 9:47 AM

After much deliberation and some outside consultation over the past few weeks, I am regretfully tendering my resignation from the Board of Directors of Gateway Energy Corporation effective with this e-mail.  I am doing this in order to avoid any perceived or actual potential conflict of interest which could develop in the future.

Sincerely

Larry J. Horbach